Exhibit 23(b)

                        CONSENT OF KPMG PEAT MARWICK LLP

We consent to the use in this Registration Statement of our report dated January 21, 1997, with respect to the consolidated financial statements of Regency Financial Shares, Inc. and subsidiary as of December 31, 1996 and 1995 and for each of the years in the three-year period ended December 31, 1996 and to the reference to our firm under the heading "Experts" in the Proxy Statement/Prospectus.

                                                     KPMG PEAT MARWICK LLP

Richmond, Virginia
January 27, 1998